Exhibit 99.1

Investor Contact:	Company Contact:
Andrew Blazier, Senior Associate	Thomas W. Bennet, Jr., CFO
Sharon Merrill	(978) 970-5600
(617) 542-5300	tbennet@trcsolutions.com
trr@investorrelations.com

TRC Announces Strong Third-Quarter Fiscal 2015 Financial Results

Net Service Revenue Up 15% and Operating Income Up 185% from Prior Year Third Quarter

Lowell, MA, May 6, 2015 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, consulting and construction management services to the energy, environmental and infrastructure markets, announced today financial results for the fiscal third quarter ended March 27, 2015.

Financial Highlights

	Fiscal Third Quarter Ended
	March 27,	March 28,	%
(In millions, except per share data)	2015	2014	Change

Net service revenue (1)	$101.0	$88.1	15%
Operating income	$7.1	$2.5	185%
Net income applicable to TRC Companies, Inc.	$5.2	$1.4	261%
Diluted earnings per common share	$0.17	$0.05	240%
Diluted weighted-average common shares outstanding	30.7	30.2

(1) The Company believes net service revenue (NSR) best reflects the value of services provided and is the most meaningful indicator of revenue performance.

Comments on the Results

“TRC delivered a strong performance in all three of our segments during the third quarter,” said Chris Vincze, Chairman and Chief Executive Officer. “Overall NSR increased 15%, and operating income nearly tripled, driven by strong fundamentals in all of our markets. Additionally, this year’s third quarter was impacted less by the weather and medical cost issues that affected results in the same period last year.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

“In our Environmental segment, NSR increased 22%, and profit increased 28%, on steady demand throughout the segment. Energy segment NSR was up 5%, while segment profit increased 10%, due to new project demand and efficient resource management. In the Infrastructure segment, NSR increased 19%, and segment profit rose 99%, resulting from project execution and receipt of pending change orders,” Vincze said.

Business Outlook

“We continue to execute a profitable growth strategy across our three segments,” Vincze added. “The Infrastructure segment, where backlog grew 56% in the quarter, is gaining momentum as several states have deployed significant capital projects. In the Energy segment, we are seeing increased demand from renewables as states such as California push for increasing energy efficiency and reduced carbon emissions. In addition, high levels of capital continue to be spent upgrading transmission and distribution assets. Meanwhile, in our Environmental segment, focused project execution and recent acquisitions are contributing to our growth and profitability. We have a strong balance sheet to support our growth through ongoing organic investments and strategic acquisitions, and we are optimistic about the remainder of fiscal 2015.”

Conference Call Information

TRC will broadcast its financial results conference call today, May 6, 2015 at 9 a.m. ET. To listen to the live webcast and access the accompanying presentation slides, visit the “Investor Center” section of TRC’s website at www.TRCsolutions.com. The call also may be accessed by dialing (877) 407-5790 or (201) 689-8328. A webcast replay will be available on the Company’s website for approximately one year.

About TRC

A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, consulting and construction management firm that provides integrated services to the energy, environmental and infrastructure markets. TRC serves a broad range of clients in government and industry, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow TRC on Twitter and StockTwits at @TRC_Companies and on LinkedIn.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC’s future expectations, contain projections of the Company’s future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the uncertainty of TRC’s operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC’s services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; the availability and adequacy of insurance; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, and other factors included from time to time in the Company’s other subsequent filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 27, 2015	March 28, 2014	March 27, 2015	March 28, 2014
Gross revenue	$130,777	$120,836	$397,030	$350,002
Less subcontractor costs and other direct reimbursable charges	29,783	32,755	103,579	89,538
Net service revenue	100,994	88,081	293,451	260,464
Interest income from contractual arrangements	23	73	67	26
Insurance recoverables and other income	753	5,008	6,238	17,613
Operating costs and expenses:
Cost of services (exclusive of costs shown separately below)	83,486	80,127	247,275	234,914
General and administrative expenses	8,927	8,363	25,360	24,642
Depreciation and amortization	2,208	2,161	7,114	6,587
Total operating costs and expenses	94,621	90,651	279,749	266,143
Operating income	7,149	2,511	20,007	11,960
Interest expense	(73)	(22)	(125)	(152)
Income from operations before taxes	7,076	2,489	19,882	11,808
Provision for income taxes	(1,916)	(1,060)	(7,244)	(4,830)
Net income	5,160	1,429	12,638	6,978
Net loss applicable to noncontrolling interest	5	2	14	36
Net income applicable to TRC Companies, Inc.	$5,165	$1,431	$12,652	$7,014

Basic earnings per common share	$0.17	$0.05	$0.42	$0.24
Diluted earnings per common share	$0.17	$0.05	$0.41	$0.23

Weighted-average common shares outstanding:
Basic	30,382	29,691	30,233	29,549
Diluted	30,737	30,166	30,551	30,088

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	March 27, 2015	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$21,343	$27,597
Restricted cash	277	5,756
Accounts receivable, less allowance for doubtful accounts	131,666	116,937
Insurance recoverable - environmental remediation	42,647	42,062
Restricted investments	6,892	2,934
Deferred income tax assets	12,281	12,293
Income taxes refundable	2,266	1,021
Prepaid expenses and other current assets	12,354	12,441
Total current assets	229,726	221,041

Property and equipment	63,501	60,240
Less accumulated depreciation and amortization	(50,283)	(47,190)
Property and equipment, net	13,218	13,050
Goodwill	36,354	31,679
Long-term deferred income tax assets	3,046	4,267
Long-term restricted investments	19,729	23,537
Long-term prepaid insurance	26,505	28,521
Other assets	15,076	13,490
Total assets	$343,654	$335,585
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$1,035	$463
Current portion of capital lease obligations	261	562
Accounts payable	27,188	32,663
Accrued compensation and benefits	43,150	36,586
Deferred revenue	14,580	14,503
Environmental remediation liabilities	8,147	138
Other accrued liabilities	40,623	47,310
Total current liabilities	134,984	132,225
Non-current liabilities:
Long-term debt, net of current portion	60	105
Capital lease obligations, net of current portion	—	167
Income taxes payable and deferred income tax liabilities	1,481	1,539
Deferred revenue	66,538	70,398
Environmental remediation liabilities	527	6,268
Total liabilities	203,590	210,702
Commitments and contingencies
Equity:
Common stock, $.10 par value; 40,000,000 shares authorized, 30,436,459 and 30,432,977 shares issued and outstanding, respectively, at March 27, 2015, and 29,752,934 and 29,749,452 shares issued and outstanding, respectively, at June 30, 2014	3,044	2,975
Additional paid-in capital	190,214	187,748
Accumulated deficit	(52,702)	(65,354)
Accumulated other comprehensive loss	(69)	(77)
Treasury stock, at cost	(33)	(33)
Total stockholders' equity applicable to TRC Companies, Inc.	140,454	125,259
Noncontrolling interest	(390)	(376)
Total equity	140,064	124,883
Total liabilities and equity	$343,654	$335,585

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995